UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37379	14-1961545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 W. 14th Street, 2nd Floor

New York, New York 10014

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 624-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Interim Chief Financial Officer.

On May 15, 2017, The ONE Group Hospitality, Inc. (the “Company”) announced the appointment of Linda Siluk as Interim Chief Financial Officer, effective May 16, 2017.

Pursuant to an offer letter dated May 15, 2017, Linda Siluk agreed to serve as our Interim Chief Financial Officer. The offer letter provides that Ms. Siluk is entitled to a monthly salary of $27,500 and a grant of 35,000 restricted shares to vest upon the achievement of certain mutually agreed upon objectives. Ms. Siluk will serve as the Company’s Interim Chief Financial Officer for a period of six months, with further employment to be considered at that time during a review.  Ms. Siluk is eligible to participate in the Company's 401(k) plan, health plans and other benefits on the same terms as other salaried employees. In the event that Ms. Siluk is terminated without cause, she will receive payment for the six month term in full, payable in one lump sum.

Prior to joining the Company, Ms. Siluk served as the Senior Vice President and Chief Accounting Officer for Fairway Group Holdings, Corp. (“Fairway”) from June 2015 to February 2017, as the Vice President and Finance and Chief Accounting Officer from October 2011 to June 2015, and as Senior Project Manager from August 2009 to October 2010. Prior to her experience at Fairway, Ms. Siluk served as the Chief Financial Officer at Drug Fair from October 2008 to May 2009. From September 2006 to April 2008, Ms. Siluk was the Senior Vice President, Finance at Ann Taylor. Ms. Siluk received her B.S. in Business Administration from Montclair State College. Ms. Siluk is a certified public accountant.

There are no family relationships between Ms. Siluk and any director or executive officer of the Company and there are no transactions between Ms. Siluk and the Company that would be reportable under Item 404(a) of Regulation S-K.

The offer letter is filed as Exhibit 10.1 to this Current Report on Form 8-K, and such document is incorporated herein by reference. The foregoing is only a brief description of the material terms of the offer letter, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter dated May 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2017	THE ONE GROUP HOSPITALITY, INC.

	By:	/s/ Samuel Goldfinger
	Name:	Samuel Goldfinger
	Title:	Chief Financial Officer